Exhibit 99.1

Nkarta Reports Second Quarter 2020 Financial Results

•	Co-Lead programs on track: NKX101 expected to begin Phase 1 dosing in 4Q 2020 and IND for NKX019 expected to be filed in 1Q 2021
•	Completed construction of cGMP clinical manufacturing facility
•	Completed initial public offering of common stock on July 14, 2020, raising $289.8 million in gross proceeds
•	Cash and cash equivalents of $341.8 million (pro forma) as of June 30, 2020, believed to be sufficient to fund operations into at least the second half of 2023

SOUTH SAN FRANCISCO, Calif., August 20, 2020 -- Nkarta, Inc. (Nasdaq: NKTX), a clinical-stage biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today reported financial results for the second quarter ended June 30, 2020, and highlighted recent corporate accomplishments.

“Nkarta made outstanding progress in the second quarter of 2020 as we pursue our goal of advancing engineered natural killer cells as the next foundation in anti-cancer cell therapy,” said Paul J. Hastings, President and Chief Executive Officer of Nkarta. “With the success of our recently completed initial public offering and the resultant strengthening of our balance sheet, acceptance of our first IND by the FDA for NKX101, construction of our clinical manufacturing facility, and meaningful strides in our pipeline of allogeneic NK cell therapy candidates, we are off to a momentous start as a public company. We are grateful to our employees and collaborators who have supported this high level of execution in the midst of the difficult challenges posed by the COVID-19 pandemic.”

Recent Developments

•

In March and April 2020, Nkarta appointed two new independent directors to its Board of Directors, Laura K. Shawver, Ph.D., President, Chief Executive Officer and Director of Silverback Therapeutics, and Leone Patterson, President of Adverum Biotechnologies.

•	Nkarta recently completed the construction of its cGMP manufacturing facility in South San Francisco, California, that is designed to enable Nkarta to supply clinical product for its early-stage clinical trials. Qualification of the facility is in process and Nkarta expects to manufacture NKX019 at this cGMP facility. In a second, final phase of this buildout, Nkarta expects to expand the capabilities of the facility to include the production of retroviral vector, stimulatory cell line and clinical manufacturing of NKX101.

•	In July 2020, the U.S. Food and Drug Administration cleared Nkarta’s Investigational New Drug Application (IND) for NKX101, an investigational NK cell therapy engineered to target NKG2D ligands.

•	In July 2020, Nkarta closed the second tranche of its Series B preferred stock financing, with gross proceeds of $64.4 million.

•

In July 2020, Nkarta completed an initial public offering (IPO) in which it issued and sold 16,100,000 shares of common stock, including full exercise of the underwriters’ over-allotment option, resulting in gross proceeds of $289.8 million, before deducting underwriting discounts and commissions and other offering expenses.

Anticipated Near-term Clinical Milestones

•

In 4Q 2020, Nkarta plans to begin dosing in a Phase 1 clinical trial of NKX101 for the treatment of relapsed or refractory (r/r) acute myeloid leukemia (AML) and r/r higher risk myelodysplastic syndrome (MDS).

•

In 1Q 2021, Nkarta expects to file an Investigational New Drug Application (IND) for NKX019, an investigational NK cell therapy engineered to target tumors expressing CD19 antigen for the treatment of B cell malignancies.

Second Quarter 2020 Financial Highlights

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Cash and Cash Equivalents: As of June 30, 2020, Nkarta had cash, cash equivalents, restricted cash and short-term investments of $22.1 million, which excludes $54.2 million of the proceeds from the Company’s Series B Second Tranche Financing of $64.4 million which closed on July 1, 2020, as well as the net proceeds from the Company’s July 2020 IPO of $265.5 million.

•	R&D Expenses: Research & development expenses were $7.9 million for the second quarter of 2020, which includes $0.2 of non-cash stock-based compensation expense.

•	G&A Expenses: General and administrative expenses were $2.5 million for the second quarter of 2020, which includes $0.3 million of non-cash stock-based compensation expense.

•

Net Loss. Net loss was $51.1 million, or $30.06 per basic and diluted share, for the quarter ended June 30, 2020. This net loss includes a non-recurring $40.7 million non-cash change in fair value of preferred stock purchase liability.

Financial Guidance

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Nkarta expects its current cash and cash equivalents will be sufficient to fund its current operating plan into at least the second half of 2023. The company expects cash and cash equivalents at December 31, 2020 to be in the range of $300 million to $310 million.

Upcoming Events

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Executive management plans to participate in a fireside chat at the Cantor Virtual Healthcare Conference on Tuesday, September 15, 2020 at 2:00 PM ET. A webcast of the event will be available on the Investors section of the Nkarta website. http://bit.ly/Nkarta_Events

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic natural killer (NK) cell therapies for cancer. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies, Nkarta is building a pipeline of cell therapy candidates generated by efficient manufacturing processes, and engineered to enhance tumor targeting and improve persistence for sustained activity in the body. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Nkarta’s expectations regarding its growth, strategy, progress and timing of its preclinical studies and clinical trials for NKX101 and NKX019, including its regulatory plans; [the potential impact of COVID-19 on Nkarta’s ongoing and planned preclinical studies, clinical trials, business and operations;] Nkarta’s plans to participate at upcoming conferences; and Nkarta’s expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the success of its co-lead product candidates, NKX101 and NKX019; that Nkarta may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 20, 2020, and our other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Collaboration revenue	$—	$2	$—	$115
Operating expenses
Research and development	7,862	3,621	15,122	5,915
General and administrative	2,494	1,052	4,642	1,992
Total operating expenses	10,356	4,673	19,764	7,907
Loss from operations	(10,356)	(4,671)	(19,764)	(7,792)
Other expense, net:
Change in fair value of preferred stock purchase right liability	(40,741)	—	(40,163)	—
Interest and income (expense), net	31	(167)	156	(129)
Total other expense, net	(40,710)	(167)	(40,007)	(129)
Net loss	$(51,066)	$(4,838)	$(59,771)	$(7,921)

Net loss per share, basic and diluted	$(30.06)	$(3.39)	$(36.13)	$(5.79)
Weighted average shares used to compute net loss per share, basic and diluted	1,698,560	1,426,984	1,654,304	1,367,686

Nkarta, Inc.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Cash, cash equivalents and short-term investments	$21,646	$36,991
Property and equipment, net	7,751	3,080
Operating lease right-of-use assets	9,017	7,144
Other assets	5,202	1,197
Total assets	$43,616	$48,412
Liabilities and stockholders' deficit
Preferred stock purchase right liability	$41,641	$1,478
Liability to related parties	10,245	—
Operating lease liabilities	9,348	7,296
Other liabilities	6,456	5,306
Total liabilities	67,690	14,080
Convertible preferred stock	59,815	59,815
Stockholders’ deficit	(83,889)	(25,483)
Total liabilities and stockholders’ deficit	$43,616	$48,412

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com